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                                      EXHIBIT 5

                              Opinion of Knecht & Hansen

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                                   KNECHT & HANSEN
                      A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

                                   ATTORNEYS AT LAW
RICHARD E. KNECHT            1301 DOVE STREET, SUITE 900            TELECOPIER:
LOREN P. HANSEN            NEWPORT BEACH, CALIFORNIA  92660       (714) 851-1732
                              TELEPHONE: (714) 851-8070


                                    June 13, 1997




Board of Directors
BSM Bancorp
2739 Santa Maria Way
Santa Maria, California  93456

         Re:  BSM BANCORP - 1996 STOCK OPTION PLAN

Gentlemen:

         We are acting as counsel for BSM Bancorp in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 892,542 shares of Common Stock, no par value, of BSM Bancorp, a California corporation, to be issued upon the exercise of options under the BSM Bancorp 1996 Stock Option Plan (the "Plan"), plus an indeterminate number of shares as may become subject to options under the Plan (collectively referred to as the "Shares"). A registration statement on Form S-8 (the "Registration Statement") will be filed under the Act with respect to the offering of the Shares. Based upon the examination of such instruments, documents and records as we deem necessary, including the Registration Statement, we are of the opinion that:

         1. BSM Bancorp has been duly incorporated and is validly existing under the laws of the State of California.

         2. The Shares to be offered by BSM Bancorp under the Plan, have been duly authorized and legally issued, fully paid, and nonassessable under the laws of the State of California.

         Consent is hereby given to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Exhibits to the Registration Statement.

                                  Very truly yours,

                                  /s/ Loren P. Hansen

                                  Loren P. Hansen of
                                    Knecht & Hansen